NEWS RELEASE

Investor/Media Contact:
William E. Redmond, 973-515-1821
Email: IR@gentek-global.com

GenTek Inc Announces Delay in filing 10-Q and Postponement of Earnings Call

PARSIPPANY, N.J., August 13, 2007 – GenTek Inc. (NASDAQ: GETI) announced today that it had filed an extension of time to file its quarterly report on Form 10-Q for the second quarter, which was due to be filed last Thursday, August 9, 2007. The delay in filing was due primarily to the presentation of certain items in the Company’s Statement of Cash Flows and to correct the impact of the implementation of FASB 158. As a result, the Company will file an amendment to the Company’s annual report on Form 10-K and its quarterly report on Form 10-Q for the first quarter, 2007. These changes are being made to more accurately characterize the timing of cash flows from quarter to quarter and to properly reflect the impact of FASB 158 on comprehensive income. There will be no impact on the Company’s reported earnings for 2006 or the first quarter of 2007 reflected in the amendments.

As a result of the delay in filing its Form 10-Q, the Company also announced the postponement of its earnings conference call previously scheduled for Tuesday August 14, 2007 at 10:00 a.m.

About GenTek Inc.
GenTek provides specialty inorganic chemical products and services for treating water and wastewater, petroleum refining, and the manufacture of personal-care products, and valve-train systems and components for automotive engines. GenTek operates over 50 manufacturing facilities and technical centers and has approximately 1,400 employees.

GenTek’s 2,000-plus customers include many of the world’s leading manufacturers of cars and trucks, and heavy equipment, in addition to global energy companies and makers of personal-care products. Additional information about the Company is available at www.gentek-global.com.

Forward-looking statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Certain statements, other than statements of historical facts, included herein may constitute forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that our assumptions made in connection with the forward-looking statements are reasonable, there can be no assurances that these assumptions and expectations will prove to have been correct. Important factors that could cause actual results to differ from these expectations include, among others, our outstanding indebtedness and leverage; the impact of the restrictions imposed by our indebtedness; our ability to fund and execute our business plan; potential adverse developments with respect to our liquidity or results of operations; the high degree of competition in certain of our businesses, and the potential for new competitors to enter into those businesses; continued or increased price pressure in our markets; customers and suppliers seeking contractual and credit terms less favorable to us; our ability to maintain customers and suppliers that are important to our operations; our ability to attract and retain new customers; the impact of possible substantial future cash funding requirements for our pension plans, including if investment returns on pension assets are lower than assumed; the impact of any possible failure to achieve targeted cost reductions; increases in the cost of raw materials, including energy and other inputs used to make our products; future modifications to existing laws and regulations affecting the environment, health and safety; discovery of unknown contingent liabilities, including environmental contamination at our facilities; suppliers’ delays or inability to deliver key raw materials; breakdowns or closures of our or certain of our customers’ plants or facilities; inability to obtain sufficient insurance coverage or the terms thereof; domestic and international economic conditions, fluctuations in interest rates and in foreign currency exchange rates; the cyclical nature of certain of our businesses and markets; the potential that actual results may differ from the estimates and assumptions used by management in the preparation of the consolidated financial statements; future technological advances which may affect our existing product lines; the potential exercise of our Tranche B and Tranche C warrants and other events could have a substantial dilutive effect on our common stock; and other risks detailed from time to time in our SEC reports. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur.